                                                                      EXHIBIT 99


                            TXU ELECTRIC COMPANY AND SUBSIDIARIES
                         CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                          (UNAUDITED)



                                                                                          TWELVE MONTHS ENDED
                                                                                                JUNE 30,
                                                                                          -------------------
                                                                                           2001         2000
                                                                                           ----         ----
                                                                                          MILLIONS OF DOLLARS
Operating revenues.......................................................                 $8,127       $6,454
                                                                                          ------       ------

Operating expenses
     Energy purchased for resale and fuel consumed.......................                  3,655        2,273
     Operation and maintenance...........................................                  1,499        1,355
     Depreciation and amortization.......................................                    614          590
     Income taxes........................................................                    410          405
     Taxes other than income.............................................                    584          545
                                                                                          ------       ------
           Total operating expenses......................................                  6,762        5,168
                                                                                          ------       ------

Operating income.........................................................                  1,365        1,286

Other income (deductions)
     Allowance for equity funds used during construction.................                      7            9
     Other income (deductions) -- net....................................                     14           (1)
     Income tax expense..................................................                     (6)          (5)
                                                                                          ------       ------
           Total other income (deductions)...............................                     15            3
                                                                                          ------       ------

Income before interest and other charges.................................                  1,380        1,289
                                                                                          ------       ------

Interest income..........................................................                      1            2

Interest expense and other charges
     Interest............................................................                    377          384
     Distributions on TXU Electric Company obligated, mandatorily redeemable, preferred securities of subsidiary trusts holding
        solely junior subordinated debentures of TXU Electric Company....                     69           68
     Allowance for borrowed funds used during construction and
        capitalized interest.............................................                    (12)          (8)
                                                                                          ------       ------
           Total  interest expense and other charges.....................                    434          444
                                                                                          ------       ------

Net income ..............................................................                    947          847

Preferred stock dividends................................................                     10           10
                                                                                          ------       ------

Net income available for common stock....................................                 $  937       $  837
                                                                                          ======       ======
